Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 18, 2007, relating to the financial statements and financial highlights which appear in the March 31, 2007 Annual Report to Shareholders of Equity Opportunity Fund (a series of Excelsior Funds Trust) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
October 1, 2007

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